UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LaSalle Hotel Properties
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beginning on August 6, 2018, the investor presentation attached hereto as Exhibit 1 may be provided to shareholders of LaSalle Hotel Properties (the “Company”) and to proxy advisory firms (the “Investor Presentation”).

On August 6, 2018, the Company issued a press release regarding the Investor Presentation. A copy of the press release is attached hereto as Exhibit 2.

Exhibit 1

BLACKSTONE TRANSACTION Compelling Opportunity to Maximize Both Value and Certai August 6, 2018

IMPORTANT INFORMATION Additional Information about the Proposed Merger Transaction and Where to Find It This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company has filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), as well as other relevant materials in connection with the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 2018, among BRE Landmark Parent L.P., BRE Landmark L.P., BRE Landmark Acquisition L.P., the Company and LaSalle Hotel Operating Partnership, L.P. This communication is not a substitute for the Proxy Statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.lasallehotels.com, or by contacting the Company’s Investor Relations Department at (301) 941-1500. The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018 and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and may be included in other relevant materials to be filed with the SEC. You may obtain free copies of this document as described above. Cautionary Statement Regarding Forward-Looking Statements This communication, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, (xiv) uncertainties regarding future actions that may be taken by Pebblebrook in furtherance of its unsolicited proposal and solicitation of proxies, and (xv) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements. INVESTOR PRESENTATION • 2

CONTENTS Value and Certainty for Shareholders Culmination of Thorough Process INVESTOR PRESENTATION • 3 04 Blackstone Transaction Maximizes BOTH 08 Rationale for Blackstone Transaction 15 Agreement with Blackstone Represents 17 Setting the Record Straight 22 Conclusion

BLACKSTONE TRANSACTION MAXIMIZES BOTH VALUE AND CERTAINTY FOR SHAREHOLDERS

BLACKSTONE TRANSACTION SUMMARY Agreement unanimously approved by LaSalle’s Board of Trustees Blackstone has proven ability to complete large transactions on agreed terms Transaction not contingent on financing The Blackstone transaction is the only deal on which shareholders are voting INVESTOR PRESENTATION • 5 Once approved by shareholders at the Company’s Special Meeting, shareholders will receive $33.50 per share in cash in September 2018 Blackstone will acquire all outstanding common shares of LaSalle for $33.50 per share in an all-cash transaction valued at $4.8 billion

KEY CONSIDERATIONS FOR SHAREHOLDERS The Blackstone transaction is the only deal on which shareholders are voting The Blackstone transaction maximizes both value and certainty for shareholders Cash is King shareholders should vote to lock in the value and certainty of the Blackstone transaction Approval required by 2/3 of the outstanding common shares Special Meeting of Shareholders to vote on the Blackstone transaction SEPT 6 INVESTOR PRESENTATION • 6

KEY CONSIDERATIONS FOR SHAREHOLDERS (CONT.) INVESTOR PRESENTATION • 7 If the deal is not approved, rather than shareholders receiving $33.50 per share in cash, the Blackstone merger agreement will be terminated If the Blackstone merger agreement is terminated, the LaSalle Board will conduct a thorough review of the Company’s strategic opportunities, including: •Continuing to operate LaSalle as a standalone company; •Reviewing results of the business’s operations; •Evaluating the 2019 outlook and updating the Company’s 5-year plan; and •Analyzing the current state of the lodging sector and the economy generally.

RATIONALE FOR BLACKSTONE TRANSACTION

KEY RATIONALE FOR BLACKSTONE TRANSACTION SIGNIFICANT PREMIUM 1 PRICE CERTAINTY 2 DEAL CERTAINTY AND DEFINED TIMING 3 INVESTOR PRESENTATION • 9 • 35% PREMIUM to the Company’s unaffected closing stock price on March 27, 2018 • One of the LARGEST PREMIUMS EVER PAID in a public company REIT transaction • 13% PREMIUM over the Company’s consensus net asset value as of May 18, 2018 • Represents a multiple of ~16X adjusted EBITDA based on midpoint of the Company’s fiscal 2018 earnings guidance • PROTECTION from downside risk inherent in stock proposals • Once approved, shareholders will receive $33.50 per share in CASH in September 2018

SIGNIFICANT PREMIUM TO HISTORICAL PRICES Consideration of $33.50 per share ACQUISITION PREMIA 35% 5-day VWAP(1) 30-day VWAP(2) 60-day VWAP(3) NAV(4) Unaffected Price(5) Note: Market data as of 05/18/18, the date prior to Board meeting to discuss proposals from PEB and BX. Assumes 80% stock / 20% cash mix, with cash election value of $35.05/share. 1 5-day VWAP of $31.6170. 2 30-day VWAP of $30.3975. 3 60-day VWAP of $28.0278. 4 Analyst Consensus NAV of $29.64. 5 Unaffected Closing Share Price of $24.84 (03/27/18). INVESTOR PRESENTATION • 10 20% 10% 13% 6%

BLACKSTONE TRANSACTION PROTECTS LASALLE SHAREHOLDERS FROM DOWNSIDE RISK INHERENT IN PEBBLEBROOK’S REJECTED PROPOSALS • The Blackstone transaction provides value and timing certainty at a fixed cash price of $33.50 per share • LaSalle shareholders exposed to meaningful downside risk in stock transaction • Significant volatility in Pebblebrook’s stock price • Pebblebrook’s 52-week low of $31.29 is 19% below the current price1 $31.29 - $41.65: $10+ spread (27%) in 52-week range2 • • Pebblebrook’s stock traded as low as $33.17 as recently as four months ago, which is 14% below the current price3 1Current price of $38.56 as of 08/03/2018. 2Market data as of 08/03/2018. $10.36 spread divided by current price. 3Pebblebrook’s intraday low of $33.17 on 04/10/2018 and 04/11/2018. INVESTOR PRESENTATION • 11

PEBBLEBROOK’S REJECTED OFFER RELIES ON VOLATILE STOCK CURRENCY TO PROVIDE SHAREHOLDERS VALUE TO LASALLE Historical NTM EBITDA Multiple Averages1 15.1x 1 Year Avg. 3 Year Avg. Peers Average2 5 Year Avg. Pebblebrook Spread Sources: Company Filings, Capital IQ, SNL Financial, FactSet, market data as of 08/03/2018. See footnotes on page 26. INVESTOR PRESENTATION • 12 14.7x 14.0x 12.2x 12.0x 11.5x 2.5x 2.5x 3.1x Pebblebrook’s NTM EBITDA trading multiple is currently elevated versus its lodging REIT peers relative to its near and long-term averages

PRO FORMA VALUE OF PEBBLEBROOK’S LATEST REJECTED OFFER HIGHLY DEPENDENT ON TRADING MULTIPLE FOR COMPANY COMBINED Implied Value to LaSalle Shareholders1 2 3 Pro Forma for Combination Blackstone All-Cash Transaction at $33.50 per Share $31.16 1 Year Avg.4 15.1x 3 Year Avg.4 14.0x 5 Year Avg.4 14.7x Assumed NTM EBITDA Multiples: Sources: Company Filings, Capital IQ, SNL Financial, FactSet, market data as of 08/03/2018. See footnotes on page 26. INVESTOR PRESENTATION • 13 $30.06 $27.99 Assuming any of Pebblebrook’s short and long-term trading EBITDA multiple averages (e.g. 14.0x – 15.1x) equates to a valuation inferior to the value certain, cash offer by Blackstone

CLOSE AND FUNDING IN SEPTEMBER September 2018 4Q 2018 2019 Deal Approved LaSalle shareholders receive $33.50 per share in cash LaSalle’s Board will conduct a thorough review of strategic alternatives, including operating as a standalone company ? Standalone Company Deal NOT Approved INVESTOR PRESENTATION • 14

AGREEMENT WITH BLACKSTONE REPRESENTS CULMINATION OF THOROUGH PROCESS

LASALLE’S BOARD CONDUCTED A THOROUGH PROCESS THAT PRODUCED STRONG COMPETITIVE DYNAMICS, MAINTAINED LEVEL PLAYING FIELD AND MAXIMIZED VALUE During April 2018, the Company and its advisors contacted 20 potential buyers Outreach consisted of: •Nine private equity firms, including Blackstone •Six strategic parties, including Pebblebrook •Five brand management companies Ten parties (including Blackstone and Pebblebrook) entered into confidentiality agreements with the Company and were provided with material nonpublic information about LaSalle, its business and its properties After receiving final proposals, the Board engaged in extensive negotiations over price, consideration and terms After careful consideration of three proposals, the Board determined that the Blackstone transaction represents a compelling opportunity to maximize BOTH value and certainty • Agreement with Blackstone represents culmination of robust, competitive and independent process involving all interested parties conducted by the Board to maximize both value and certainty for shareholders • • • • INVESTOR PRESENTATION • 16

SETTING THE RECORD STRAIGHT

LASALLE MEANINGFULLY ENGAGED AND NEGOTIATED WITH PEBBLEBROOK Since its initial public disclosure on March 28, 2018, the LaSalle Board has indicated concerns about possible risks relating to a decrease in Pebblebrook’s share price On May 19, LaSalle indicated to Pebblebrook that if it met the following improved terms, then the Company would seek to enter into a merger agreement with Pebblebrook: • Pebblebrook would need to provide for an asymmetrical collar with 10% downside protection for the Company’s shareholders or some other type of downside price protection; and • Pebblebrook would need to improve its proposed exchange ratio from 0.9085 to 0.9250 • • In response, on May 19, Pebblebrook provided the following revised proposal: • Pebblebrook would not agree to provide LaSalle shareholders with a collar (whether symmetrical or asymmetrical) or any other protection from a decrease in Pebblebrook's share price between the signing and closing of the transaction; and • Pebblebrook improved its proposed exchange ratio to 0.9200 • The LaSalle Board has made repeated requests for Pebblebrook to provide some type of downside protection, and Pebblebrook has refused to do so. What is Pebblebrook afraid of? • INVESTOR PRESENTATION • 18 If Pebblebrook is so confident in its future stock performance, why has Pebblebrook consistently refused to grant any downside price protection?

FACT VS. FICTION not constitute, and could not reasonably be expected to lead to, a “Superior of the Company’s strategic opportunities, including continuing to operate operations; evaluating the 2019 outlook and updating the Company’s 5-year INVESTOR PRESENTATION • 19 FICTION The Pebblebrook proposal is actionable FACT •The LaSalle Board has determined that the prior Pebblebrook proposals do Proposal” as defined in LaSalle’s definitive agreement with Blackstone •The Blackstone transaction is the only deal on which shareholders are voting FICTION If the Blackstone transaction is not approved, the LaSalle Board will immediately engage with Pebblebrook FACT •If the deal is not approved, the LaSalle Board will conduct a thorough review LaSalle as a standalone company; reviewing results of the business’s plan; and analyzing the current state of the lodging sector and the economy generally

FACT VS. FICTION (CONT.) LaSalle made seven attempts to enter into a confidentiality agreement with process LaSalle was conducting for all interested parties INVESTOR PRESENTATION • 20 Pebblebrook was given the first opportunity to win the process FICTION Pebblebrook made repeated efforts to engage with LaSalle during the sale process, and LaSalle never meaningfully engaged Pebblebrook was disadvantaged during the sale process FACT •Over the course of four weeks following Pebblebrook’s initial proposal, Pebblebrook in order to have Pebblebrook participate in the same sale •LaSalle offered Pebblebrook the opportunity to meet with independent directors even prior to the execution of the confidentiality agreement •LaSalle provided Pebblebrook with the most favorable confidentiality agreement with a standstill of 30 days, while the next least restrictive was nine months •Once Pebblebrook entered the sale process, Pebblebrook was engaged on the same timeline, treated the same, received identical diligence information and had the same management and advisor access as all other interested parties

FACT VS. FICTION (CONT.) of a merger agreement and only a few value points separated the companies BOTH the Blackstone merger agreement and the Pebblebrook proposals in would ultimately bear the majority of the $112 million break-up fee given INVESTOR PRESENTATION • 21 FICTION LaSalle never engaged with Pebblebrook FACT •LaSalle engaged in extensive negotiations with Pebblebrook over the terms from the execution of definitive documentation FICTION Management has incentive to pursue a transaction with Blackstone over Pebblebrook FACT •LaSalle management would receive substantially similar payments under accordance with all severance and equity compensation agreements •LaSalle management would be terminated in connection with BOTH the Blackstone merger agreement and the Pebblebrook proposals •LaSalle management does not have any employment arrangements with Blackstone FICTION Break-up fee would be paid by Pebblebrook FACT •Under the terms of Pebblebrook’s rejected proposals, LaSalle shareholders they would own the majority of the combined company

CONCLUSION

BLACKSTONE TRANSACTION MAXIMIZES BOTH VALUE AND CERTAINTY FOR SHAREHOLDERS Significant Premium 35% PREMIUM to the Company’s unaffected closing stock price on March 27, 2018 and one of the LARGEST PREMIUMS EVER PAID in a public company REIT transaction Price & Cash Certainty PROTECTION from downside risk inherent in any stock transaction Deal Certainty and Defined Timing Once approved, shareholders will receive $33.50 per share in CASH in SEPTEMBER 2018 INVESTOR PRESENTATION • 23 The Blackstone transaction maximizes both value and certainty for shareholders and is the only deal on which shareholders are voting.

NEXT STEPS IF THE DEAL IS NOT APPROVED, THE BLACKSTONE MERGER AGREEMENT WILL BE TERMINATED and the LaSalle Board will conduct a thorough review of the Company’s strategic opportunities, including continuing to operate LaSalle as a standalone company, reviewing results of the business’s operations, evaluating the 2019 outlook and updating the Company’s 5-year plan, and analyzing the current state of the lodging sector and the economy generally. INVESTOR PRESENTATION • 24 Special Meeting of Shareholders to vote on Blackstone transaction is September 6, 2018 (Record Date for Special Meeting is July 20) Once the deal is approved at the Company’s shareholder meeting, the Blackstone transaction is expected to close within a week and shareholders will receive $33.50 per share in cash Approval is required by 2/3rds of the outstanding common shares

WE URGE SHAREHOLDERS TO VOTE THE WHITE PROXY CARD TO LOCK IN THE VALUE AND CERTAINTY OF THE BLACKSTONE TRANSACTION as votes against the value and certainty of the Blackstone transaction. INVESTOR PRESENTATION • 25 If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact: 1407 Broadway, 27th Floor New York, NY 10018 proxy@mackenziepartners.com (212) 929-5500 Or TOLL-FREE (800) 322-2885 Discard any gold proxy cards sent to you by Pebblebrook as they will count

FOOTNOTES AND DEFINITIONS LaSalle EBITDA / Adjusted EBITDA definition LaSalle’s EBITDA represents net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization. LaSalle’s Adjusted EBITDA represents EBITDA adjusted for certain additional items, including impairment losses (to the extent included in EBITDA), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items. Page 12 Footnotes 1) Averages for 1, 3 and 5 year periods prior to unaffected date (03/27/2018), the day before Pebblebrook publicly released its letters to LaSalle. Next twelve months abbreviated as NTM. 2) Simple average of peers, which include CHSP, DRH, HST, PK, SHO, and XHR. Page 13 Footnotes 1) Based on LaSalle’s 2018E Adjusted EBITDA of $304 million, as per financial projections disclosed in LaSalle’s definitive proxy statement filed on July 30, 2018. Pebblebrook’s 2018E Adjusted EBITDAre of $240 million, the midpoint of its 2018 outlook as per Pebblebrook’s Second Quarter 2018 Results Announcement on July 25, 2018 (excluding approximately $5 million of dividend income from LaSalle stake ownership). LaSalle Adjusted EBITDA defined above. Pebblebrook Adjusted EBITDAre as defined in Pebblebrook's Second Quarter 2018 Results Announcement filed on Form 8-K on July 25, 2018. Excludes cost savings, as no synergies or cost savings estimates have been announced by Pebblebrook to date. Excludes any potential additional costs from Proposition 13 and any other incremental ongoing tax or other expenses. Represents combined net debt and preferred stock of LaSalle and Pebblebrook, adjusted for $112 million break fee cost, 20% of cash consideration financed by incremental debt and other assumed transaction expenses. Based on pro forma share count of approximately 143 million (approximately 70 million of Pebblebrook shares plus 80% of LaSalle shares, net of approximately 11 million shares owned by Pebblebrook, exchanged at 0.92 exchange ratio based on Pebblebrook’s rejected proposal). Assumes all shareholders elect maximum cash and are pro-rated to 20% based on a fixed amount of $37.80 based on Pebblebrook’s latest rejected proposal. Averages for 1, 3 and 5 year periods prior to unaffected date (03/27/2018), the day before Pebblebrook publicly released its letters to LaSalle. Next twelve months abbreviated as NTM. 2) 3) 4) INVESTOR PRESENTATION • 26

CONTACT INFO Kenneth G. Fuller or Max D. Leinweber LaSalle Hotel Properties 301-941-1500 MacKenzie Partners, Inc. Bob Marese 212-929-5405

Exhibit 2

News Release

FOR IMMEDIATE RELEASE

LASALLE HOTEL PROPERTIES FILES INVESTOR PRESENTATION IN CONNECTION WITH BLACKSTONE TRANSACTION

Highlights Blackstone Transaction as Compelling Opportunity for LaSalle Shareholders,
Maximizing Both Value and Certainty

Recommends Shareholders Vote “FOR” the Blackstone Transaction Prior to
the Special Meeting of Shareholders Scheduled for September 6, 2018

BETHESDA, Md.—August 6, 2018—LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced that it has filed an investor presentation with the Securities and Exchange Commission (the “SEC”) in connection with the previously announced merger with affiliates of Blackstone Real Estate Partners VIII (“Blackstone”) and the other transactions contemplated by LaSalle’s merger agreement with Blackstone (the “Blackstone Merger Agreement”). The investor presentation is available on the Investor Relations section of the Company’s website at http://ir.lasallehotels.com/ as well as on www.sec.gov.

The presentation highlights that the Blackstone transaction maximizes both value and certainty for LaSalle shareholders. Among other things, the presentation notes:

•                  The significant premium and certainty of the all-cash transaction with Blackstone. The transaction represents a premium of approximately 35 percent over LaSalle’s unaffected share price, a premium of approximately 13 percent to LaSalle’s consensus net asset value as of May 18, 2018 and protection from the downside risks inherent in a stock transaction. LaSalle shareholders will receive $33.50 per share in cash in September 2018 upon completion of the Blackstone transaction, which is expected within one week of the Blackstone transaction being approved by shareholders at LaSalle’s Special Meeting of Shareholders (the “Special Meeting”).

•                  LaSalle’s Board of Trustees conducted a thorough process that produced strong competitive dynamics, maintained a level playing field and maximized value. During April 2018, the Company and its advisors contacted 20 potential buyers, including Blackstone and Pebblebrook Hotel Trust (“Pebblebrook”). The Board engaged with all interested parties and conducted extensive negotiations over price, consideration and terms. After careful consideration, the LaSalle Board unanimously determined that the Blackstone transaction represents a compelling opportunity for LaSalle shareholders.

•                  The facts regarding Pebblebrook’s rejected proposals and LaSalle’s thorough sale process. LaSalle sets the record straight.

The LaSalle Board unanimously recommends that LaSalle shareholders vote the WHITE proxy card “FOR” the proposal to approve the merger and the other transactions contemplated by the Blackstone Merger Agreement prior to the Special Meeting, which will be held on September 6, 2018 at the Sofitel Washington DC Lafayette Square, 806 15th Street NW, Washington DC 20005 at 10:00 a.m., local time. All LaSalle shareholders of record as of the close of business on July 20, 2018 will be entitled to vote their shares. The Blackstone transaction is the only transaction on which LaSalle shareholders are voting.

We urge you to discard any gold proxy cards and disregard any related solicitation materials sent to you by Pebblebrook, which is soliciting proxies from our shareholders against approving the merger and the other transactions contemplated by the Blackstone Merger Agreement. Irrespective of whether you previously submitted a gold proxy card pertaining to the proposals contained in LaSalle’s definitive proxy statement (the “Proxy Statement”), we urge you to cast your vote on your WHITE proxy card “FOR” the proposal to approve the merger and the other transactions contemplated by the Blackstone Merger Agreement.

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500

Or

TOLL-FREE (800) 322-2885

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.

About LaSalle Hotel Properties

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company has filed the Proxy Statement with the SEC, as well as other relevant materials in connection with the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 2018, among BRE Landmark Parent L.P., BRE Landmark L.P., BRE Landmark Acquisition L.P., the Company and LaSalle Hotel Operating Partnership, L.P. This communication is not a substitute for the Proxy Statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.lasallehotels.com, or by contacting the Company’s Investor Relations Department at (301) 941- 1500. The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31,

2017, which was filed with the SEC on February 20, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018 and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and may be included in other relevant materials to be filed with the SEC. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements.  Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, (xiv) uncertainties regarding future actions that may be taken by Pebblebrook in furtherance of its unsolicited proposal and solicitation of proxies, and (xv) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

For additional information or to receive press releases via e-mail, please visit our website at http://www.lasallehotels.com/

Contacts

LaSalle Hotel Properties

Kenneth G. Fuller or Max D. Leinweber

301-941-1500

or

MacKenzie Partners, Inc.

Bob Marese

212-929-5405

Media:

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko / Andrew Siegel

212-355-4449